EXHIBIT 10.7

LEASE AGREEMENT

AND OPTION TO PURCHASE

STATE OF LOUISIANA

PARISH OF VERMILION

THIS LEASE, dated as indicated herein below, is by and between IVY RICHARD, married to and living with, DOLA RICHARD (hereinafter “Lessors”) and OMEGA PROTEIN, INC. (hereinafter “Lessee”).

WITNESSETH:

1)	In consideration of the rental stated herein and their mutual covenants, Lessors lease to Lessee and Lessee leases from Lessors, on the terms and conditions herein, the following described premises:

TRACT 2

THAT CERTAIN TRACT OR PARCEL OF LAND CONTAINING 9.279 ACRES, SITUATED IN IRREGULAR SECTION 86, T 14 S - R 3 E, SEVENTH WARD OF VERMILION PARISH, STATE OF LOUISIANA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT FORMED BY THE INTERSECTION OF THE CENTERLINE OF LOUISIANA STATE HIGHWAY 333 AND THE NORTHERN RIGHT-OF-WAY LINE OF ANDREW ROAD, THENCE PROCEEDING S 70E 36’ 54” E ALONG THE NORTHERN RIGHT-OF-WAY LINE OF ANDREW ROAD, A DISTANCE OF 2101.10 FEET TO A POINT; THENCE PROCEEDING S 70E 19’ 10” E ALONG THE NORTHERN RIGHT-OF-WAY LINE OF ANDREW ROAD, A DISTANCE OF 1455.79 FEET TO A POINT; THENCE PROCEEDING S 19E 30’ 00” W A DISTANCE OF 62.64 FEET TO A POINT ON THE SOUTHERN RIGHT-OF-WAY LINE OF ANDREW ROAD, BEING THE POINT OF THE BEGINNING; THENCE CONTINUING S 19E 30’ 00” W A DISTANCE OF 759.36 FEET TO A POINT; THENCE PROCEEDING N 54E 49’ 00” W A DISTANCE OF 60.81 FEET TO A POINT; THENCE PROCEEDING N 52E 28’ 45” W A DISTANCE OF 129.00 FEET TO A POINT; THENCE PROCEEDING N 43E 37’ 12” W A DISTANCE OF 540.10 FEET TO A POINT; THENCE PROCEEDING N 23E 59’ 28” E A DISTANCE OF 460.09 FEET TO A POINT ON THE SOUTHERN RIGHT-OF WAY LINE OF ANDREW ROAD; THENCE PROCEEDING N 70E 30’ 46” E ALONG THE SOUTHERN RIGHT-OF-WAY LINE OF ANDREW ROAD, A DISTANCE OF 626.94 FEET TO THE POINT OF BEGINNING; BEING BOUNDED ON THE NORTH BY ANDREW ROAD, AND ON THE SOUTH, EAST AND WEST BY OMEGA PROTEIN CORPORATION, ALL AS PER PLAT BY JOSEPH E. SCHEXNAIDER, REGISTERED PROFESSIONAL LAND SURVEYOR, DATED AUGUST 20, 1996.

2)	TERM: The term of this lease is ONE HUNDRED TWENTY (120) MONTHS commencing AUGUST 1, 2006 and expiring AUGUST 31, 2016.

3)	RENTAL: Lessee agrees to pay to Lessors, without deduction, set off, prior notice, or demand, rental during said term payable on the first day of each month in advance monthly installments of TWELVE HUNDRED AND NO/100 ($1200.00) DOLLARS per month.

Lessors acknowledge receipt from the Lessee of the sum of ELEVEN THOUSAND FIVE HUNDRED AND NO/100 ($11,500.00) as pre-payment of a portion of the first year’s rental obligation. It is understood and agreed that in light of Lessee’s prepayment, the balance of the rental obligation for the first twelve months will be reduced to $500.00. Lessors and Lessee intend this lease to amend and supersede all prior lease agreements between them.

All rentals due under this lease are payable to the order of IVY and DOLA RICHARD, and are to be delivered to Lessors or Lessors’ agent at 10160 Richard Road (Private Road), Abbeville, Louisiana 70510, or as Lessors or Lessors’ successors or assigns may hereafter from time to time designate in writing. The mailing of Lessee’s check or draft to Lessors, at the address stated herein on or before the rental paying date shall constitute timely payment of rentals.

4)	LATE PAYMENT: If the Lessee fails to pay the rental provided for herein when due, Lessors shall have the right to give Lessee notice by registered mail to pay said rent within fifteen (15) days and if Lessee should fail to pay said rent within fifteen (15) days after said notice then Lessors may declare this Lease cancelled.

5)	RENEWAL OPTION: Provided Lessee is not in default under any of the provisions contained in this lease, Lessee is granted the automatic option to renew this lease for one 10-year option period and followed by one 5-year option period. Should Lessee exercise the option, the parties hereto do mutually agree that the Consumer Price Index as published by the Bureau of Labor Statistics, U. S. Dept. of Labor (as calculated by the “All Items” feature in Table 1 thereof) or its successor publication shall be adopted by Lessors and Lessee as the scale for determining the rentals to be paid during the option period, and the method to be employed in establishing the said rental shall be as follows:

a) A reading of the “All Items” table for the month in which the lease begins shall be taken.

b) A reading of the “All Items” table for the last available month of the expiring year shall be taken.

c) The reading obtained in item (a) above shall be subtracted from the reading in item (b) above, and the difference thus arrived at as a result of said subtraction shall be calculated as to the percentage change over the beginning period. Such percentage increase shall be added to the expiring rent, and said resulting amount shall be paid for the option period.

d) In no case will the monthly rent for the renewal periods be at a rate of less than $1,200.00 per month regardless of the calculation reached by use of the aforesaid method for calculating the rent for the option period.

This option to renew will occur automatically upon the expiration of the primary term unless Lessee notifies Lessors of Lessee’s intention to cancel or terminate the Lease at least thirty (30) days prior to the expiration of the primary lease term. The Lessee shall confirm the renewal by recording written notice of said option in the Conveyance Records of Vermilion Parish, and deposit a certified copy thereof, addressed to the Lessors. All notices shall be sent by certified mail to Lessors at the address provided for within this lease agreement.

6)	OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL: For and in consideration of the monthly rental, Lessors do hereby grant unto Lessee for a period of beginning June 1, 2006 and ending upon the termination Lease as provided herein the exclusive privilege or option to purchase the premises herein leased for the price and sum of agreed to by the Lessors and Lessee, or a price equal to any bona fide offer to purchase which is accepted by the Lessors during the option period.

In the event Lessee desires to exercise the right to purchase, Lessee shall notify Lessors and deposit with Lessors the sum of Five Thousand and no/100 ($5000.00) Dollars. The Act of Sale shall pass before Lessee’s Notary on or before sixty (60) days after receipt of the deposit and notification of Lessee’s right or intent to purchase.

In the event Lessee desires to exercise said option herein granted after being notified of the receipt of a bona fide purchase agreement by Lessors, and of its terms and conditions, Lessee must then within 24 hours inform Lessors of its intent to and must in fact execute an identical purchase agreement to the one submitted. In such an event, Lessee must deposit with the Lessors only so much as Lessors had required in that first purchase agreement and the act of sale shall take place at the time and in accordance with the terms of that first purchase agreement. In the even that bona fide curative work on the title is required, any period of time in which to perform this act of sale shall be extended for a period of sixty (60) days for said curative work to be accomplished.

No rent shall be considered as a payment toward the purchase price of the property in the event the Lessee exercises the options set forth in this section.

7)	DELIVERY OF PREMISES: Lessee shall then accept the premises in its existing condition and assume responsibility for the condition of the leased premises. Any additional improvements or alterations desired by Lessee shall be at Lessee’s cost.

8)	KIND OF BUSINESS: Lessee shall occupy the premises throughout the full term of the lease and shall be permitted to use said premises for any lawful purpose. Lessee agrees to comply with (and to indemnify Lessors from any violations of) all laws or ordinances relative to Lessee’s use of the premises.

9)	IMPROVEMENTS AND ALTERATIONS: Lessee shall have the right to build and erect walls, buildings and other structures and improvements on the premises. All improvements and alterations shall remain the property of Lessee upon the expiration of the lease. Upon the termination of this Lease, Lessee obligates itself to return the land herein leased in its present condition, and to remove therefrom all materials or property that Lessee may have placed thereon.

10)	PRIVATE ROAD AND DRAINAGE: A portion of the leased premises is in use as a private road and for parking (so long as it does not interfere with Lessors’ use of said road as provided elsewhere herein), by Lessee and Lessee’s employees, agents, invitees and privies in contract (but not for use by the general public). Lessee obligates itself during the term of this lease to maintain the road in good operating condition and at the termination of this lease to deliver said road to Lessors in good operating condition.

In addition, Lessee is granted the right to use, jointly with Lessors, a certain drainage ditch presently running along the easterly side of the road. It is understood that the above drain is an artificial drain for private use and is not a natural drain.

Lessee obligates itself, at its sole expense, to maintain in good operating condition, an automatic gate presently installed at the point where the above drain enters a canal located along the southerly line of the property which gate will permit drainage of water from the aforesaid drain into the canal, but will prevent water from backing up from the canal into the drain. Upon termination of this lease the above gate will belong to the Lessors free of charge.

11)	UTILITIES: All utility charges on the leased premises shall be paid by Lessee, including cost of heat, water, electric current, gas, garbage pickup, sewer and special fees.

12)	TAXES: Lessee shall cause the land and all improvements placed by Lessee upon the Leased premises to be assessed to Lessee on all tax rolls, and Lessee shall pay the taxes assessed against such improvements by the Vermilion Parish Tax Assessor. Should taxes on Lessee’s improvements be assessed to Lessors, the Lessee shall reimburse Lessors for any such taxes paid by Lessors, such reimbursements shall be made within ninety (90) days after receipt by Lessee of notice of proof of payment of such taxes by Lessors.

13)	ASSIGNMENT AND SUBLEASE: Lessee has the right to assign or sublease the whole or part of the leased premises with the written consent of the Lessors which approval shall not be unreasonably withheld. In the event of assignment or sublease, Lessee acknowledges that it shall remain fully responsible for compliance with all terms of the lease. Any sublessee, occupying any part of this space, shall by the act of subletting formally or informally, assume all obligations of Lessee.

14)	INSURANCE AND INDEMNITY:

A.	LIABILITY AND PROPERTY DAMAGE: Lessee shall at all times during the full term of this lease and during any holdovers or other rental agreements, carry and maintain at its own cost and expense, General Public Liability Insurance against claims for personal injury or death and property damage occurring on or about the leased premises, such insurance to afford protection to both Lessors and Lessee, as their interests may appear, and is to be maintained in reasonable amounts, having regard to the circumstances, and the usual practice at the time of prudent owners and lessees of comparable properties. Lessee shall deliver to Lessors evidence of such insurance and all renewals thereof. Lessors are to be named additional insured on all policies. Lessors must be notified by insurance company fifteen (15) days prior to cancellation of any policies. The insurance policy shall be written and maintained in responsible insurance companies duly authorized and licensed to do business in and to issue policies in the State of Louisiana.

B.	INDEMNITY:

1)	LESSEE - Lessee further agrees that during the term of this Lease any and all property of any kind that may be on the leased premises shall be at the sole risk of the Lessee, and Lessors shall not be liable to Lessee, its invitees or other person for any injury, loss or damage to the property or to any person lawfully on the premises. Except as provided hereinbelow, Lessee agrees and obligates itself to indemnify and save harmless Lessors from and against any and all claims demands, suits and judgments therefor, or on account of damage or injury, including death to persons and damage to property arising out of or connected with the operation and use of the leased premises and any improvements installed or placed thereon by Lessee under this agreement.

2)	LESSORS - Lessors agree and obligate themselves to indemnify and hold Lessee harmless from and against any and all damages, suits, causes of action, or other claims whatsoever in connection with any environmental damage, cleanup, cost of cleanup or assessment resulting from any environmental condition which preexisted this Lease Agreement, or which succeeds this Lease Agreement, including, but not limited to, any claims arising out of any condition, defect, non-compliance with any applicable statue or regulation or other imperfection of the property caused by prior or subsequent use, including, but not limited to, any claim provided for or recognized by (i) Articles 667, 668, 2315, 2315.1, 2315.3 (repealed) of the Louisiana Revised Civil Code; (ii) Statewide Order 29-B of the Office of Conservation, Department of Natural Resources, State of Louisiana; (iii) The Louisiana Environmental Quality Act; (iv) the Louisiana Abandoned Oilfield Waste Site Law; (v) the Comprehensive Environmental Response, Compensation and Liability Act (42. U.S.C. §§ 6901 et seq.); (vi) the Resource Conservation and Recovery Act of 1986; (viii) the Toxic Substance Control Act (15 U.S.C. §§ 2601, et seq.) and/or any other federal, state or local law, statute ordinance, rule, regulation, order, decree, penalty or requirement concerning, affecting, regulating or involving the environment. This indemnity shall include, without limitation, costs

(including response and remediation costs), expenses, penalties, punitive damages, consequential damages and attorney’s fees occasioned by said Claims, as well as the full amount of any judgment rendered or compromise settlement made plus court costs and interest.

15)	FORCE MAJEURE: If as a result of force majeure, judgment of any court of competent jurisdiction, or order, decree or regulation of any governmental body or official having jurisdiction, Lessee shall be prevented from utilizing the leased premises as intended, then Lessee shall have and is given the right and privilege to terminate this lease without liability to Lessors for the payment of any unpaid rent, any penalty or any other further sum whatsoever. Any such cancellation shall be made by Lessee within a reasonable period of time after the occurrence of such force majeure or rendition of the judgment, or issuance of the order, decree or regulation which shall prevent Lessee from utilizing the leased premises; and within such period, Lessee shall so advise Lessors in writing of the cancellation of this Lease and the reasons therefor.

16)	NOTICE: Any notice provided for herein must be in writing and will be deemed given when deposited by certified mail (regardless of when or if received by the addressee), or when actually delivered in person to the parties or their designated agents at the following addresses or at such other addresses as they may from time to time direct.

Lessors:	Mr. Ivy Richard
10160 Richard Road
Abbeville, LA 70510
(337) -

Lessee:	Mr. Al Vidrine
Omega Protein, Inc.
P.O. Box 369
Abbeville, LA 70510
(337) 893-2933

17)	ATTORNEY’S FEE AND EXPENSES: In the event it becomes necessary for either party to employ an attorney to enforce compliance with any of the covenants and agreements herein contained, unsuccessful litigant shall be liable for reasonable attorney’s fees, costs and expenses incurred by the other party.

18)	VENUE: In all actions to enforce this lease or concerning the interpretation and/or enforcement of any provisions of this lease, the parties hereto agree that the proper Venue and Jurisdiction for all actions or suits shall be the 15th Judicial District Court, Parish of Vermilion, State of Louisiana.

19)	QUIET POSSESSION: Lessors agree to warrant and defend Lessee in its quiet and peaceful possession.

20)	ENTIRETY OF UNDERSTANDING IN WRITTEN LEASE: It is agreed that the entire understanding between the parties is set out in the lease and any riders which are hereto annexed, and that this lease supersedes and voids all prior proposals, letters and agreements, oral or written. The laws of Louisiana where the leased premises are situated shall apply.

21)	BINDING ON HEIRS, ETC.: It is further agreed by the parties to this lease that all of the covenants and agreements enumerated herein shall be binding upon and inure to the benefit of both parties hereto and their respective legal representatives, heirs, successors and assigns throughout the life of this lease.

22)	BENEFITS OF PARTIES: All of the provisions contained herein shall be bound upon and shall inure to the benefit of Lessors and Lessee, their heirs, executors, administrators, successors and assigns.

23)	LEASE RECORDATION: The lease shall be recorded in the Conveyance Records of Vermilion Parish, State of Louisiana.

This lease is made and signed in triplicate, in the Parish of Vermilion, State of Louisiana, this 27th day of July, 2006.

LESSORS:	WITNESSES:

/s/ Ivy Richard
IVY RICHARD

/s/ Dola Richard
DOLA RICHARD

SWORN TO AND SUBSCRIBED before me this 31st day of July, 2006.

NOTARY PUBLIC (Notary I.D. No. )

Printed Name

LESSEE:		WITNESSES:

OMEGA PROTEIN, INC.

By:	/s/ Thomas Wittman
THOMAS WITTMAN
Its:	Vice President

SWORN TO AND SUBSCRIBED before me this      day of July, 2006.

NOTARY PUBLIC (Notary I.D. No. )

Printed Name